UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

OXi4503 Publications

A series of peer-reviewed publications on OXi4503 confirming its anti-tumor activities that can be further enhanced with checkpoint inhibitor and other chemo-agents. Most important is Dr. Uckun’s publication on OXi4503 for pediatric AML and FDA granting our request for Rare Pediatric Designation for AML for OXi4503. The data can be summarized as follow:

OXi4503 exhibited single-agent anti-leukemia activity in animal models of AML and in a Phase 1A clinical study for relapsed/refractory (R/R) AML. Notably, the combination of OXi4503 with cytarabine (ARA-C) in xenografted human AML models was more effective than either drug alone. The clinical safety profile of OXi4503 as a single agent has previously been evaluated in Phase 1A clinical trials. In the NCT00977210 Phase 1 dose-finding study in 43 advanced solid tumor patients, OXi4503 doses were escalated from 0.06 to 15.4 mg/m2, and 8.5 mg/m2 was defined as the maximum tolerated dose (MTD). In the NCT01085656 Phase 1A trial designed to evaluate the safety profile, MTD, and recommended Phase 2 dose of OXi4503 in patients with R/RAML and MDS, a total of 18 patients were treated with single-agent OXi4503 and showed a manageable safety profile at single-agent dose levels up to of 7.81 mg/m2 and there was early evidence of possible single-agent anti-AML activity.

More recently, a Phase 1B study was performed to evaluate the safety, tolerability, and clinical activity of a combination of OXi4503 and the standard anti-AML drug ARA-C. The combination therapy exhibited a manageable toxicity and a promising benefit to risk profile in adults relapsed AML. An MTD level of OXi4503 was identified as the recommended dose for further clinical development of this novel two-drug combination. In 26 evaluable AML patients, there were four complete remissions (CR/CRi) and one partial remission. The median overall survival time for the four patients who achieved a CR/CRi was 528 days (95% confidence interval [CI]: 434 – NA), which was significantly longer than the median overall survival time of 113 days (95% CI: 77–172) for the remaining 22 patients who did not achieve a CR (Log rank Chi-square = 11.8, P-value = 0.0006). The safety, feasibility, and clinical activity of OXi4503 + ARA-C combination regimen in R/R AML deserve further clinical validation in a randomized registration study.

Taken together, the preclinical and clinical studies to date demonstrate the potential of OXi4503 as a promising new drug in the treatment of pediatric AML in relapse, an orphan disease with a low survival rate and no established or effective standard of care. OXi4503 has received orphan drug designation for AML in both the US and the European Union. Further, the US FDA has granted fast track designation to OXi4503 for the treatment of R/R AML. OXi4503 may offer renewed hope for salvage therapy of pediatric AML patients in relapse who have this rare and fatal disease.

1)	Clinical Potential of Combretastatin A1 Diphosphate for the Treatment of Relapsed Pediatric Acute Myeloid Leukemia. Fatih M. Uckun, Vuong N. Trieu. Clin Res Pediatr 2019;2(2):1-2. https://asclepiusopen.com/clinical-research-in-pediatrics/volume-2-issue-2/2.pdf
2)	Tumors Resistant to Checkpoint Inhibitors Can Become Sensitive after Treatment with Vascular Disrupting Agents. Horsman MR, Wittenborn TR, Nielsen PS, Elming PB. Int J Mol Sci. 2020 Jul 6;21(13):4778. doi: 10.3390/ijms21134778. PMID: 32640548

3)	Safety, feasibility and preliminary efficacy of single agent combretastatin A1 diphosphate (OXi4503) in patients with relapsed or refractory acute myeloid leukemia or myelodysplastic syndromes. Cogle CR, Collins B, Turner D, Pettiford LC, Bossé R, Hawkins KE, Beachamp Z, Wise E, Cline C, May WS, Moreb JS, Hsu J, Hiemenz J, Brown R, Norkin M, Wingard JR, Uckun F. Br J Haematol. 2020 Jun;189(5):e211-e213. doi: 10.1111/bjh.16629. Epub 2020 Apr 1. PMID: 32236943
4)	A Phase 1B Clinical Study of Combretastatin A1 Diphosphate (OXi4503) and Cytarabine (ARA-C) in Combination (OXA) for Patients with Relapsed or Refractory Acute Myeloid Leukemia. Uckun FM, Cogle CR, Lin TL, Qazi S, Trieu VN, Schiller G, Watts JM. Cancers (Basel). 2019 Dec 26;12(1):74. doi: 10.3390/cancers12010074. PMID: 31888052

Press release

September 16, 2020, we announced that the US Food and Drug Administration (FDA) granted our request and designate OXi4503 (combretastatin A1-diphosphate; CA1P) for treatment of acute myeloid leukemia (AML) due to genetic mutations that disproportionately affect pediatric patients as a drug for a “rare pediatric disease,” as defined in section 529(a)(3) of the Federal Food, Drug, and Cosmetic Act (FD&C Act) (21 U.S.C. 360ff(a)(3)).

The FDA grants rare pediatric disease designation for diseases with serious or life-threatening manifestations that primarily affect people aged from birth to 18 years, and that affect fewer than 200,000 people in the U.S. Under the FDA’s Rare Pediatric Disease Priority Review Voucher program, a sponsor who receives an approval of a new drug application or biologics license application for a product for the prevention or treatment of a rare pediatric disease may be eligible for a voucher, which can be redeemed to obtain priority review for any subsequent marketing application, and may be sold or transferred. In August 2019, AstraZeneca has reportedly paid approximately $95 million to buy a priority review voucher from Swedish Orphan Biovitrum (Sobi) (https://www.astrazeneca.com/media-centre/press-releases/2019/astrazeneca-agrees-to-buy-us-fda-priority-review-voucher-from-sobi-22082019.html). Likewise, Biohaven Pharmaceutical Holding Company Ltd. reportedly paid approximately $105 million for a priority review voucher in March 2019 (https://www.biohavenpharma.com/investors/news-events/press-releases/03-18-2019).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	Rare Pediatric Designation OXi4503 press release	Filed herewith.
99.2	Uckun & Trieu Publication of Pediatric AML	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: September 30, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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